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EXHIBIT 5.1



                        OPINION OF LOUIS WELLMEIER, ESQ.
                                NETMANAGE, INC.

October 27, 2000



NetManage,Inc.
10725 North DeAnza Blvd.
Cupertino, CA 95014


               Re: NetManage Registration Statement on Form S-3 for Resale of 1,726,898 Shares of Common Stock

Ladies and Gentlemen:

               I have acted as counsel to NetManage, Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,726,898 of shares of common stock of the Company, $0.01 par value per share (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

               This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

               I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares. Based on such review, I am of the opinion that the Shares are duly authorized and, if and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

               I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K.

               This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My

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opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                               Very truly yours,



                                               /s/ Louis Wellmeier, Esq



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